Exhibit 10.1

FIRST AMENDMENT OF THE

TORNIER N.V. 2010 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Tornier N.V., a public limited liability company organized under the laws of The Netherlands (the “Company”) maintains and operates the Tornier N.V. 2010 Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to accommodate Plan participation by employees of the Company’s subsidiaries incorporated outside of the United States;

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company’s Board of Directors (the “Board”) by Section 20(a) of the Plan and pursuant to the authority delegated to the undersigned officer of the Company by resolution of the Board, the Plan be and it is hereby amended, effective August 1, 2011, in the following particulars:

1.             By inserting the following at the end of Section 1 of the Plan as a part thereof:

“Notwithstanding the foregoing, the Company may establish one or more sub-plans of the Plan which do not qualify as an employee stock purchase plan under Section 423 of the Code for Eligible Employees of Designated Subsidiaries in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the Plan with the laws and requirements of such countries in order to allow such Eligible Employees to purchase shares of Stock in a manner similar to the Plan.”

2.             By substituting the following for Section 14 of the Plan as a part thereof:

“14.         Administration.

(a)           The Plan will be administered by the Committee.  To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the

Participants and their respective successors-in-interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

(b)           Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may establish one or more sub-plans of the Plan which do not satisfy the requirements of Section 423 of the Code for purposes of effectuating the participation of Eligible Employees of Designated Subsidiaries incorporated in countries outside of the United States.  For purposes of the foregoing, the Committee may establish one or more sub-plans to: (a) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where a Designated Subsidiary is located; (b) amend or vary the terms of the Plan in each country where a Designated Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants and/or the Designated Subsidiary; or (c) amend or vary the terms of the Plan in each country outside of the United States where a Designated Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan.  All sub-plans of the Plan shall be reflected in a written Appendix to the Plan, and shall be treated as being separate and independent from the Plan; provided, the total number of shares of Stock authorized to be issued under the Plan shall include any shares of Stock issued under any sub-plan established hereunder.  To the extent permitted under applicable law, the Committee may delegate is authority and responsibilities hereunder to an appropriate sub-committee consisting of one or more designated officers of the Company.”

IN WITNESS WHEREOF, the Board has caused this amendment to be executed on its behalf by its duly authorized officer this 4th day of August, 2011.

TORNIER N.V.

By:	/s/ Kevin M. Klemz

Its:	Vice President, Chief Legal Officer and Secretary